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                                                                    Exhibit 10.1

                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT (this "AGREEMENT"), is entered into as of December 10, 1999, between SERVICEWARE, INC., a Pennsylvania corporation (the "BORROWER"), and PNC BANK, NATIONAL ASSOCIATION (the "BANK").

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, and subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth in this Agreement, the Borrower and the Bank agree as set forth below.

          1. LOAN. The Bank agrees to make secured loans to the Borrower at any time or from time to time on or after the date hereof under the following credit facilities (collectively, whether one or more, the "LOAN") in the aggregate maximum amount of $8,250,000 (the "AGGREGATE LOAN AMOUNT") in accordance with the terms of this Agreement.

          (a) REVOLVING CREDIT. A revolving credit facility (the "REVOLVING CREDIT") in the maximum amount of $7,500,000 (the "REVOLVING CREDIT AMOUNT"), provided, however, the aggregate principal balance outstanding at any one time under the Revolving Credit shall not exceed $5,000,000 unless and until the Borrower has made a Mandatory Prepayment (as defined hereinafter) in an amount equal to the then outstanding principal balance of and accrued but unpaid interest owing on the Term Loan (as defined hereinafter) as a result of an IPO (as defined hereinafter). Proceeds of the Revolving Credit shall be used (i); together with the proceeds of the Term Loan (as defined hereinafter), to repay on the Closing Date the then outstanding principal balance and accrued but unpaid interest owing on certain indebtedness (the "PRIOR BANK INDEBTEDNESS") from the Borrower to the Bank pursuant to that certain Amended and Restated Loan Agreement dated September 3, 1998, between the Borrower and the Bank, as amended by that certain Second Amendment to the Loan Agreement dated May 13, 1999 (the "1998 LOAN AGREEMENT"), except the then outstanding principal balance and accrued but unpaid interest owing on that Equipment Line Note (as defined in the 1998 Loan Agreement, the "PRIOR EQUIPMENT LINE NOTE"), and (ii) to finance the Borrower's working capital requirements; provided, however, advances under the Revolving Credit shall be available to the Borrower only to the extent provided in Section (2)(d)(i) below. Advances under the Revolving Credit may be borrowed, repaid and re-borrowed at any time prior to the Revolving Credit Maturity Date.

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     (b)  EQUIPMENT LINE. A convertible line of credit facility (the "EQUIPMENT
          LINE") in the maximum amount of $750,000 (the "EQUIPMENT LINE AMOUNT") that shall be used (i) to repay on the Closing Date the then outstanding principal balance and accrued but unpaid interest owing on the Prior Equipment Line Note, and (ii) to finance up to 90% of the invoice amount of new equipment purchased by the Borrower during the period commencing 30 days prior to the Closing Date and ending on the day immediately prior to the Conversion Date. After the funding to occur on the Closing Date, the balance of the principal amount available under the Equipment Line shall be advanced to the Borrower in accordance with the provisions of Sections 2(d)(ii) and 2(e)(ii) below. No amount borrowed under the Equipment Line may be re-borrowed after being repaid.

     (c) TERM LOAN. A term loan (the "TERM LOAN") in the maximum amount of $2,500,000 (the "TERM LOAN AMOUNT"). Proceeds of the Term Loan shall be available to the Borrower in a single advance on the Closing Date and shall be used, together with the proceeds of the Revolving Credit, to repay on the Closing Date the then outstanding principal balance and accrued but unpaid interest owing on the Prior Bank Indebtedness. No amount borrowed under the Term Loan may be re-borrowed after being repaid.

     2. TERMS AND CONDITIONS. The Revolving Credit, the Equipment Line and the Term Loan shall have the following terms:

     (a)  MATURITY AND CONVERSION DATES.

          (i) REVOLVING CREDIT. The Revolving Credit will mature on December 10, 2001 (the "REVOLVING CREDIT MATURITY DATE").

         (ii) EQUIPMENT LINE. On June 8, 2000 (the "CONVERSION DATE") all amounts then outstanding under the Equipment Line will convert to a single term loan that will be amortized in equal monthly installments of principal, plus accrued interest, over a period of thirty-six (36) months with payments due on the 1st day of each month commencing on July 1, 2000.

        (iii) TERM LOAN. The outstanding principal on the Term Loan shall be due and payable in two equal installments, the first of which shall be due and payable on June 10, 2001, with the remaining outstanding principal, together with accrued and unpaid interest thereon shall be due and payable on December 10, 2001 (the "TERM LOAN MATURITY DATE"); provided, however, that principal shall be due and payable earlier upon the occurrence of a


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          Mandatory Prepayment (as defined hereinafter) or of an Event of
          Default.


 (b)  INTEREST RATE.

  (i) REVOLVING CREDIT. Each advance outstanding under the Revolving Credit shall bear interest at a rate per annum equal to the sum of the Base Rate (as defined hereinafter) and 0.50%, but in no event greater than the maximum rate permitted by law. Interest will be computed on the basis of a 360 day year and for the actual days elapsed.

  (ii) EQUIPMENT LINE. The principal amount from time to time outstanding under the Equipment Line prior to the Conversion Date, and the principal amount outstanding on the Equipment Line from and after the Conversion Date, shall bear interest at a rate per annum equal to the sum of the Base Rate and 0.75%, but in no event greater than the maximum rate permitted by law. Interest will be computed on the basis of a 360 day year and for the actual days elapsed.

 (iii) TERM LOAN. The principal amount outstanding on the Term Loan shall bear interest at a rate per annum equal to the sum of the Base Rate and 2.25%, but in no event greater than the maximum rate permitted by law. Interest will be computed on the basis of a 360 day year and for the actual days elapsed.


  (iv) For purposes hereof, the term "BASE RATE" means the lesser of (A) the Bank's Prime Rate (as defined hereinafter) and (B) the sum of the Federal Fund's Effective Rate (as defined hereinafter) and 2.0%.

          For purposes hereof, the term "PRIME RATE" means the rate of interest per annum announced by the Bank from time to time as its prime rate. The Prime Rate is not tied to any external rate or index and does not necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers of the Bank. If and when the Prime Rate changes, the rate of interest on the Loans bearing interest at the Prime Rate will change automatically without notice to the Borrower, effective on the date of any such change.


          For purposes hereof, the term "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight




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          Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

          For purposes hereof, the term "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania.

(c)  FEES.

     The Borrower shall pay to the Bank at Closing (i) $5,000 representing a facility fee in respect of the Revolving Credit (the "REVOLVING CREDIT FACILITY FEE"), and (ii) $25,000 representing a facility fee in respect of the Term Loan (the "TERM LOAN FACILITY FEE" and, collectively with the Revolving Credit Facility Fee, the "FACILITY FEES").

(d)  BORROWING BASE/AVAILABILITY.

     (i) REVOLVING CREDIT. Proceeds of the Revolving Credit shall be available to the Borrower from time to time prior to the Revolving Credit Maturity Date only in amounts determined in accordance with the Borrowing Base Rider; provided, however, that, at any time while any amount of principal shall be outstanding on the Term Loan, advances on the Revolving Credit shall not exceed $5,000,000.

    (ii) EQUIPMENT LINE. The proceeds of the Equipment Line shall be available to the Borrower in a single advance prior to the Conversion Date in an amount not less than (A) $200,000 determined in accordance with an equipment line request to be submitted to the Bank by the Borrower in the form attached as Exhibit B (the "EQUIPMENT LINE REQUEST") or (B) the amount available under the Equipment Line after repayment of the Prior Equipment Line Note on the Closing Date, which amount is the lesser.

   (iii) TERM LOAN. All of the proceeds of the Term Loan shall be available to the Borrower on the Closing Date.



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(e)   REQUESTS.

      (i) REVOLVING CREDIT. Except as otherwise provided herein, the Borrower may from time to time prior to the Revolving Credit Maturity Date, request the Bank to make a loan under the Revolving Credit, by making a telephonic request to the Bank (each a "LOAN REQUEST"), not later than 12:00 noon Pittsburgh time on the Business Day that the loan is to be made, which shall be immediately confirmed in writing in a form acceptable to the Bank and delivered by mail, facsimile or telex, it being understood that the Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and (A) shall specify (i) the proposed borrowing date, and (ii) the amount of the requested loan, which shall not exceed the Revolving Credit, and (B) shall be accompanied by a duly executed and properly completed Borrowing Base Certificate in the form attached to the Borrowing Base Rider.

      (ii) EQUIPMENT LINE. Except as otherwise provided herein, the Borrower may prior to the Conversion Date request the Bank to make a loan under the Equipment Line by delivery to the Bank of a duly executed and properly completed Equipment Line Request, accompanied by supporting invoices, not less than one (1) day prior to the date of the proposed borrowing date and by otherwise following the request procedures in Section 2(e)(i) above.

(f)   NOTES.

      The obligation of the Borrower to repay loans under the Revolving Credit, together with interest thereon, shall be evidenced by a single line of credit note of the Borrower (the "REVOLVING CREDIT NOTE") payable to the order of the Bank in a face amount equal to the Revolving Credit Amount. The obligation of the Borrower to repay the advance under the Equipment Line, together with interest thereon, shall be evidenced by a single convertible equipment loan note (the "CONVERTIBLE EQUIPMENT LOAN NOTE") payable to the order of the Bank in a face amount equal to the Equipment Line Amount. The obligation of the Borrower to the Term Loan, together with interest thereon, shall be evidenced by a promissory note (the "TERM LOAN NOTE" and, together with the Revolving Credit Note and the Convertible Equipment Loan Note, collectively, the "NOTES"). All loans evidenced by the Notes and all payments of the principal thereof and interest thereon and the respective dates thereof shall be recorded in the books and records of the Bank; provided, however, that

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               the failure of the Bank to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under the Notes.

          (g) MANDATORY PREPAYMENTS. From the date hereof through the Term Loan Maturity Date, each of the following events, (A) a sale of a material portion of the assets of the Borrower not in the ordinary course of business or (B) an Initial Public Offering (as defined hereinafter), will trigger a mandatory prepayment in an amount equal to the proceeds realized by the Borrower from such event up to the maximum aggregate amount of the outstanding principal balance of the Term Loan and accrued interest thereon (each a "MANDATORY PREPAYMENT"). For purposes hereof, the term "INITIAL PUBLIC OFFERING" means the Borrower's first firm commitment underwritten public offering of the its common stock registered under the Securities Act of 1933.

          (h)  ADDITIONAL EXIMBANK TERMS.

               Additional terms related to the Revolving Credit may be reflected in an Eximbank Borrower Agreement (as defined in the Borrowing Base Rider). Upon execution of an Eximbank Borrower Agreement, the terms thereof shall be incorporated herein in their entirety and the principal amount available to the Borrower from time to time under Revolving Credit shall be reduced by then outstanding principal balance owing under the Eximbank Borrower Agreement, except as otherwise provided to the contrary in the Eximbank Borrower Agreement.

          3. SECURITY. To secure repayment of the Loan, the Borrower shall contemporaneously execute and deliver to the Bank the Security Agreement (including any Riders thereto) (the "SECURITY DOCUMENTS"), which shall secure repayment of the Loan, the Notes and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any other agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan or guarantee or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers
(whether through automatic clearing houses or otherwise) or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all reasonable costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses (hereinafter referred to collectively as the "OBLIGATIONS"). Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of the Bank and the Borrower


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that all Obligations including those included in the Loan be cross-collateralized and cross-defaulted, such that collateral securing any of the Obligations shall secure repayment of all Obligations and a default under any Obligation shall be a default under all Obligations. This Agreement (including the Addendum), the Notes, the Security Documents and all other documents executed and delivered in connection herewith or related hereto are collectively referred to as the "LOAN DOCUMENTS."

     4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the "ADDENDUM").

          4.1. EXISTENCE, POWER AND AUTHORITY. The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, operations, or financial condition, or results of operations or prospects of the Borrower. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary corporate action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents. The Borrower is a corporation incorporated under the law of the Commonwealth of Pennsylvania. The individuals who represent themselves to the Bank as holding one or more of the executive officer positions with the Borrower listed in the Addendum hereto (each an "AUTHORIZED OFFICER") shall be authorized to execute and deliver on behalf of the Borrower the certifications contemplated under this Agreement to be delivered in the future.

          4.2. FINANCIAL STATEMENTS. The Borrower has delivered or caused to be delivered to the Bank its audited balance sheet and income statement and audited statement of results of operations for the period ending December 31, 1998 (the "DECEMBER 1998 FINANCIAL STATEMENTS"), and its unaudited interim management financial statements as of March 31, 1999 (the "MARCH 1999 FINANCIAL STATEMENTS"), June 30, 1999 (the "JUNE 1999 FINANCIAL STATEMENTS"), and September 30, 1999 (the "SEPTEMBER 1999 FINANCIAL STATEMENTS," and, together with the December 1998 Financial Statements, the March 1999 Financial Statements and the June 1999 Financial Statements, are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the result of the Borrower's operations for the period specified therein. The


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Historical Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period.

     4.3. NO MATERIAL ADVERSE CHANGE. Since September 30, 1999, the Borrower has not suffered any damage, destruction or loss to any material portion of its assets (tangible or intangible), and no event or condition has occurred or exists, which has resulted or could reasonably be expected to result in a material adverse change in its business, assets, operations, financial condition, results of operations or prospects.

     4.4. BINDING OBLIGATIONS. The Borrower has full corporate power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors and there are no consents, approvals or waivers required that have not been obtained. The Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy; insolvency, reorganization or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     4.5. NO DEFAULTS OR VIOLATIONS. There does not exist any Event of Default under this Agreement, or any event, fact or circumstance that, with the delivery of notice, passage of time, or both would constitute any Event of Default under this Agreement, or any material default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its articles or certificate of incorporation or bylaws; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it or its assets are bound; or
(iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon or against the Borrower or its assets by any law, the action by any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation.

     4.6. TITLE TO ASSETS. Except for assets disposed of by the Borrower in the ordinary course of business since September 30, 1999, the Borrower has good title to or a valid leasehold interest in the assets reflected on the September 1999 Financial Statements, free and clear of all liens and encumbrances, except for (I) current taxes and assessments not yet due and payable, (ii) liens and encumbrances, if any, reflected or noted in the September 1999 Financial Statements, (iii) those liens or encumbrances specified on the Addendum, (iv) liens securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith by appropriate proceeding, for which adequate reserves are maintained in accordance with generally accepted accounting principles; (v) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons imposed without action of such parties, provided that the payment thereof is not yet required; (vi) liens incurred or deposits made in the ordinary course of the Borrower's or a subsidiary's

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
business in connection with worker's compensation, unemployment insurance, social security and other like laws; (vii) non-exclusive licenses and sublicenses of its Patent, Trademarks and Copyrights (each as defined in the Security Agreement) granted to others in the ordinary course of business; (viii) liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default; (ix) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (x) liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; (xi) those other liens and encumbrances that do not individually or in the aggregate materially diminish the value of the assets or impair their use in the Borrower's business as it is currently conducted; or (xii) those liens and encumbrances in favor of or approved by the Bank (the liens and encumbrances described in the foregoing clauses hereof being hereinafter collectively called the "PERMITTED LIENS").

     4.7. LITIGATION. There are no actions, suits, proceedings or governmental investigations pending or, to the Borrower's knowledge, threatened against the Borrower, which could reasonably be expected to result in a material adverse change in its business assets, operations, financial condition, results of operations or prospects and there is no basis known to the Borrower for any action, suit, proceedings or investigation which could reasonably be expected to result in such a material adverse change. All litigation pending against the Borrower or litigation threatened against the Borrower of which Borrower has knowledge is listed on the Addendum.

     4.8. TAX RETURNS. The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property withheld by it, including unemployment, social security and similar taxes and all of such taxes, have been either paid or adequate reserves or other provision for the payment thereof have been made.

     4.9. EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), including minimum funding requirements, and form (i) no Prohibited Transaction (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iv) no steps have been taken to terminate any such plan.

     4.10. ENVIRONMENTAL MATTERS. The Borrower is (or, in respect of prior owned or operated real property, was) in compliance, in all material respects, with all

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Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates or has owned or operated a facility or site, stores or has stored Collateral, arranges or has arranged for a disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any real property which the Borrower holds or has held an interest or any past or present operation of the Borrower. To the Borrower's knowledge, no release, threatened release or disposal of hazardous waste, solid waste or other wastes in material violation of any Environmental Law is occurring, or to the Borrower's knowledge has occurred, on, under or to any real property in which the Borrower holds any interest or performs any of its operations. As used in this Section, "LITIGATION OR PROCEEDING" means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and "ENVIRONMENTAL LAWS" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

     4.11 INTELLECTUAL PROPERTY. The Borrower owns or has a valid and enforceable right to use free and clear of all liens and encumbrances except Permitted Liens all patents and patent rights necessary for the conduct of its business as currently conducted that are material to the condition, business or operations of the Borrower. To the knowledge of Borrower, Borrower owns or has a valid and enforceable right to use all trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower free and clear of all liens and encumbrances except Permitted Liens.

     4.12 REGULATORY MATTERS. No part of the proceeds of the Loan will be used "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

     4.13 SOLVENCY. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower's assets will exceed its liabilities (including contingent liabilities of which the Borrower is aware, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

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               4.14.  YEAR 2000. The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed and is implementing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Borrower does not expect the Year 2000 Problem to have a material adverse effect on the business, assets, operations, financial condition, or results of operations or prospects of the Borrower.

               4.15. DISCLOSURE. None of the Loan Documents contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or is reasonably likely to materially affect, the business, assets, operations, financial condition, or results of operations or prospects of the Borrower and which has not otherwise been fully set forth in this Agreement, the Addendum or in the other Loan Documents. Each of the certificates delivered or to be delivered by the Borrower or any of its officers pursuant to the terms of this Agreement will be true and accurate and complete in all material respects.

          5. AFFIRMATIVE COVENANTS. The Borrower agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower have been terminated, the Borrower will:

               5.1. BOOKS AND RECORDS. Maintain accurate and complete books and records. The Borrower will give representatives of the Bank access to books and records of account at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank upon request for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal or state. So long as an Event of Default does not exist, the Bank shall give reasonable notice prior to conducting any examination under the preceding sentence and only one of such examinations shall be conducted at the Borrower's expense in any calendar year. The Bank shall treat as confidential all non-public information contained in such books and records; provided, however, that if the Bank is required to disclose confidential information pursuant to a court order, subpoena or similar process, prior to disclosure the Bank shall: (i) promptly provide the Borrower with a copy of the court order or subpoena; (ii) cooperate with the Borrower at the Borrower's expense in obtaining a protective or similar order; and (iii) in any event, disclose only such confidential information as the Bank, with the advice of its counsel, shall deem necessary to comply with such court order or subpoena.

               5.2. INTERIM FINANCIAL STATEMENTS: ACCOUNTS RECEIVABLE AND CERTIFICATES. Furnish the Bank within 20 days after the end of each month a detailed report on its accounts receivable aging and accounts payable aging in such reasonable detail consistent with the form currently used by the Borrower's management. The Borrower shall provide within 20 days of the end of each month its Financial Statements (as defined hereinafter) for such period, in reasonable detail, certified by an Authorized Officer of the Borrower and prepared in accordance with GAAP consistently applied from period to period. Such certification shall accompany the Financial Statements and shall be in the form attached hereto as Exhibit C, each of which shall report whether the Borrower has complied with all applicable financial covenants for the period then ended and whether any Event of Default exists, and, if the Borrower reports that it has not complied or an Event of Default exists, then such certification shall state the nature thereof and the corrective measures the Borrower proposes to take. "FINANCIAL STATEMENTS" means the Borrower's consolidated and, if required by the Bank in its sole discretion, consolidating balance sheets, income statements and statements of cash flows for the year, month or quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year. The Borrower shall also deliver an updated Borrowing Base Certificate within 20 days of month end.

     5.3 ANNUAL FINANCIAL STATEMENTS. Furnish the Borrower's Financial Statements for each annual period ending December 31 (the "ANNUAL FINANCIAL STATEMENTS") to the Bank within 120 days after the end of each fiscal year beginning with the fiscal year ending December 31, 1999. The Annual Financial Statements will be prepared in accordance with GAAP and audited by the independent certified public accounting firm that audited the December 1998 Financial Statements or by another independent certified public accounting firm of national standing selected by the Borrower. The audited Annual Financial Statements shall contain the unqualified opinion of such independent certified public accountant satisfactory to the bank and its examination shall have been made in accordance with GAAP consistently applied from period to period. The Borrower will also provide projections, forecasts, financial pro formas and such other information reasonably requested by the Bank from time to time.

     5.4 PAYMENT OF TAXES AND OTHER CHARGES. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves in accordance with GAAP or made other adequate provision with respect thereto acceptable to the Bank in its reasonable discretion.

     5.5 MAINTENANCE OF EXISTENCE, OPERATION AND ASSETS. Do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

      5.6. INSURANCE. Maintain with financially sound and reputable insurers insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated and in conformity with the requirements of Section 4(j) of the Security Agreement.

      5.7. COMPLIANCE WITH LAWS. Comply in all material respects with all laws applicable to the Borrower and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).

      5.8. FINANCIAL COVENANTS. Comply with all of the financial and other covenants, if any, set forth on the Addendum.

      5.9. ADDITIONAL REPORTS. Provide prompt written notice to the Bank of the occurrence of any of the following of which the Borrower obtains knowledge (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or an event or circumstance that with the passage of time, provision of notice or both would constitute an Event of Default, (ii) any litigation filed by or against the Borrower claiming in excess of $50,000, (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which is reasonably expected to result in a material adverse change in the business, assets, operations, financial condition or results or operation of the Borrower.

      5.10. MEETING OF DIRECTORS. Upon the occurrence and continuation of an Event of Default, the Borrower shall provide to the Bank copies of all reports provided to the Board of Directors of the Borrower and the Bank shall be entitled to attend meetings of the directors of the Borrowers of the purpose of observing such proceedings, unless such attendance would be inappropriate as determined in good faith by the Chairman of the Borrower's Board of Directors.

      5.11. OPERATING ACCOUNTS. Maintain its primary depositary accounts with the Bank.

      5.12. OPINION OF BORROWER'S COUNSEL. Deliver to the Bank at Closing, or, upon waiver of such delivery by the Bank, on or prior to the date fifteen (15) days after the Closing, an opinion of Borrower's counsel in form and substance reasonably satisfactory to the Bank and its counsel.

     6. NEGATIVE COVENANTS. The Borrower covenants and agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower have been terminated, the Borrower will not, except as set forth in the Addendum, without the Bank's prior written consent not to be unreasonably withheld:

          6.1. INDEBTEDNESS. Incur any indebtedness for borrowed money other than: (i) the Loan and any subsequent indebtedness to the Bank, and (ii) existing indebtedness disclosed on the September 1999 Financial Statements referred to in Section 4.2.

          6.2 LIENS AND ENCUMBRANCES. Except for Permitted Liens, create, assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired or enter into any lease or any arrangement for the acquisition of property subject to any conditional sales agreement, other than security interests granted in connection with indebtedness permitted under Section 6.1 hereof.

          6.3. GUARANTEES. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

          6.4. LOANS, INVESTMENTS OR ADVANCES. Purchase or hold beneficially any stock, other securities or evidences of indebtedness, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation, except (i) investments disclosed on the September 1999 Financial Statements, or (ii) investments acceptable to the Bank in its reasonable discretion or previously approved by the Bank in accordance with the terms of the documents evidencing the Prior Bank Indebtedness; provided, however, that the Borrower may in the ordinary course of business extend (A) loans to employees or make other loans and advances which shall not at any time exceed in the aggregate $100,000 and (B) loans to management employees which are directly related to relocation expenses incurred by such management employees and which do not exceed $15,000 with respect to any single employee or $50,000 in the aggregate outstanding at any time.

          6.5. MERGER OR TRANSFER OF ASSETS. Merge or consolidate with or into any person, firm or corporation or lease, sell, transfer or otherwise dispose of all, or substantially all, of its property, assets and business whether now owned or hereafter acquired; except for a merger, consolidation or dissolution of Molloy Group, Inc. provided that the Borrower is the survivor in any such merger or consolidation.

          6.6. CHANGE IN BUSINESS, MANAGEMENT OR OWNERSHIP. Make or permit any material change (i) in the nature of its business as carried on as of the date hereof, (ii) in the composition of its current executive management, as described in the Addendum hereto; or (iii) in its equity ownership other than transfers to heirs and beneficiaries of a stockholder upon the death of a stockholder or in connection with an Initial Public Offering.

          6.7 DIVIDENDS. Declare or pay any cash dividends on or make any cash distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity other than in connection with employee repurchase agreements entered into by the Borrower pursuant to the grant of stock options or stock grants issued to employees under a stock option plan approved by the Borrower's Board of Directors.

     7.   EVENTS OF DEFAULT; REMEDIES

          7.1 EVENT OF DEFAULT. The occurrence of any of the following will be deemed to be an "EVENT OF DEFAULT":

     (a) PAYMENT DEFAULT. The Borrower shall fail to pay any payment of principal when due or any payment of interest within five (5) calendar days following the date when due, in respect of the Obligations.

     (b) MATERIAL ADVERSE CHANGE. There shall be a material adverse change in the business, operations, assets, financial condition or results of operations of Borrower.

     (c) COVENANT DEFAULT. The borrower shall default in the performance of, or violate any of, the covenants or agreements contained in this Agreement (other than the Obligation to pay principal and interest on the Notes) and, if capable of being cured, such default or violation shall continue uncured for a period of fifteen (15) calendar days after written notice thereof is given to the Borrower by the Bank.

     (d) BREACH OF WARRANTY. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete in any material respect when made.

     (e) BANKRUPTCY OR INSOLVENCY. A proceeding shall have been instituted in a court having jurisdiction over the Borrower seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency reorganization or other similar law and such involuntary case shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days, or Borrower shall commence a voluntary case under any such law or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official).

          (f) OTHER DEFAULT. The occurrence of an Event of Default as defined in the Notes or any of the Security Documents.

               7.2. REMEDIES. Upon the occurrence of an Event of Default described in Section 7.1(e), the principal of and accrued interest and all other amounts due and owing on the Loan (if not then due and payable) shall become due and payable immediately, with presentment, demand, notice, protest, declaration or any other requirement of any kind, all which the Borrower expressly waives. Upon the occurrence and continuance of an Event of Default other than as described in Section 7.1(e), the Bank may provide written notice to the Borrower stating that an Event of Default has occurred and declaring that the principal of and accrued interest and all other amounts due and owing on the Loan (if not then due and payable) shall become due and payable immediately, without any further notice, presentment, demand, protest, declaration or other requirement of any kind, all of which the Borrower expressly waives. Upon the occurrence and continuance of an Event of Default, and irrespective of whether the Loan has been declared due and payable pursuant to the immediately preceding sentence, the Bank will have all rights and remedies specified in the Notes and the Security Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity. Upon the occurrence and continuance of an Event of Default, the Bank may notify any persons who are account debtors of the Borrower to submit all payments in respect of the Borrower's accounts receivable directly to the Bank and shall provide written notice to the Borrower that it has done so.

               8. CONDITIONS. The closing of the loan shall take place at such place and on such date (the "CLOSING DATE") as the Borrower and the Bank shall mutually agree. The Bank's obligation to make any advance or fund any draw under the Loan is subject to the conditions that as of the date of the advance:

               8.1. NO EVENT OF DEFAULT. No Event of Default or fact, event or circumstance which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

               8.2. AUTHORIZATION DOCUMENTS. The Bank shall have been furnished certified copies of resolutions of the Borrower's Board of Directors authorizing the execution of this Agreement, the Note or any of the Security Documents; or other proof of authorization satisfactory to the Bank.

               8.3. RECEIPT OF LOAN DOCUMENTS AND WARRANT. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this

     Agreement. As additional consideration for the extension of credit under the Loan, the Borrower has agreed to issue to the Bank a warrant to purchase up to 80,000 shares of the Borrower's common stock at a price per share of $3.75, which price the Borrower represents to the Bank to be the price per share paid by outside investors in the most recent offering by the Borrower of shares of its preferred stock, which price will be subject to adjustment from time to time upon the occurrence of certain events and contingencies. On the Closing Date and as a condition to Closing, the Borrower shall deliver to the Bank a duly signed warrant certificate in form and substance reasonably satisfactory to the Bank and its counsel.

          8.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower to the Bank shall be true and correct in all respects.

          8.5 OPENING BALANCE SHEET. The Borrower shall furnish the Bank with its Opening Balance Sheet. "OPENING BALANCE SHEET" means the balance sheet of the Borrower dated September 30, 1999.

          8.6 EQUIPMENT LINE. On or prior to a draw under the Equipment Line, the Borrower shall deliver to the Bank invoices supporting the invoice cost amount included in the calculation of the first draw in accordance with Exhibit B.

          8.7 PAYMENT OF FEES. The Borrower shall have paid, to the extent due, the Facility Fees.

     9. EXPENSES. The Borrower agrees to pay the Bank, upon the closing of this Agreement, and otherwise on demand, all reasonable and necessary legal and filing costs and expenses incurred by the Bank in connection with the (i) preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications thereto, and (ii) collection of payments due under the Loan or instituting, maintaining, preserving, enforcing and foreclosing the security interest in any of the collateral securing the Loan, whether through judicial proceedings or otherwise, including reasonable fees and expenses of counsel, expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

     10. INCREASED COSTS. Within thirty (30) days following written demand, together with the written evidence of the justification therefor, the Borrower agrees to pay the Bank, all direct costs incurred and any losses suffered or payments made by the Bank as a consequence of making the Loan by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets.

     11.  MISCELLANEOUS.

          11.1 NOTICES. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth below or to such other address as any party may give to the other in writing for such purpose:

     To the Bank:                            To the Borrower:

     PNC Bank, National Association          ServiceWare, Inc.
     600 Grant Street                        333 Allegheny Avenue
     29th Floor                              Oakmont, PA 15139
     Pittsburgh, PA 15219                    Attention: Stephen McMahon,
     Attention: Jeffrey D. Sletten                      Chief Financial Officer
     Facsimile No.: 412-768-9259             Facsimile No.: 412-826-0577

          11.2 PRESERVATION OF RIGHTS. No delay or omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

          11.3 ILLEGALITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          11.4 CHANGES IN WRITING. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom, will in any event be effective unless the same is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

          11.5 ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          11.6 COUNTERPARTS. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

          11.7 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective, successors and assigns; provided, however, that the Borrower may not assign this Agreement in whole or in part without the prior written consent of the Bank and the Bank at any time may assign this Agreement in whole or in part.

     11.8. INTERPRETATION. In this Agreement, unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or," the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

     11.9. INDEMNITY. The Borrower agrees to indemnify each of the Bank, its directors, officers and employees and each legal entity, if any, which controls the Bank (the "INDEMNIFIED PARTIES") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Agreement or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Agreement, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of any Loan and assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

     11.10. TERMINATION; REINSTATEMENT. Except as otherwise provided in Section 9 and Section 11.9 and the other indemnification obligations and waivers under the Loan Documents, this Agreement will terminate upon satisfaction of the following events: (a) payment to the Bank in full (unconditionally and indefeasibly) of all monetary Obligations due hereunder and under the Loan Documents and (b) the termination of the Bank's commitment to lend under the Revolving Credit; provided, however, that this Agreement and the other Loan Documents will, to the maximum extent not prohibited by applicable law, be reinstated and the Obligations correspondingly increased (as though such payment(s) had not been made) if at any time any amount received by the Bank in respect of any Obligations is rescinded or must otherwise be restored, refunded or returned by the Bank to the Borrower or any other person or entity
(X) upon or as a result of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or (Y) upon or as a result of the appointment of any receiver, intervenor, conservator, trustee or similar official for the Borrower or for any substantial part of the assets of the Borrower.

     11.11. ASSIGNMENTS AND PARTICIPATION. At any time, without any notice to the Borrower, the Bank may sell, assign, transfer, negotiate, grant participation in, or otherwise dispose of all or any part of the Bank's interest in the Loan. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower's financial condition, business operations or general creditworthiness, to any person or entity not a competitor of Borrower which may succeed to or participate in all or any part of the Bank's interest in the Loan, provided that such person or entity agrees to maintain the confidentiality of such information.

     11.12. GOVERNING LAW.

            THIS AGREEMENT HAS BEEN DELIVERED TO AN ACCEPTED BY THE BANK AND WILL BE DEEMED TO BE MADE IN THE COMMONWEALTH OF PENNSYLVANIA. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAWS RULES.

     11.13. CHOICE OF FORUM.

            THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SEATED IN ALLEGHENY COUNTY OR THE WESTERN DISTRICT OF PENNSYLVANIA, AND CONSENTS THAT ALL SERVICE OF PROCESS BE SENT BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE DIRECTED TO THE BORROWER AT THE BORROWER'S ADDRESS SET FORTH HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED ON THE BUSINESS DAY AFTER DEPOSIT WITH SUCH COURIER; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT

WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST THE BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF THE BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. THE BANK AND THE BORROWER AGREE THAT THE VENUE PROVIDED ABOVE IS THE MOST CONVENIENT FORUM FOR BOTH THE BANK AND THE BORROWER. THE BORROWER WAIVES ANY OBJECTION TO VENUE AND ANY OBJECTION BASED ON A MORE CONVENIENT FORUM IN ANY ACTION INSTITUTED UNDER THIS AGREEMENT.

     11.14. WAIVER OF JURY TRIAL.

          EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

          THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE WAIVER OF JURY TRIAL, AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.

                           [Signature Page to Follow]

     WITNESS the due execution of this Loan Agreement as a document under seal, as of the date first written above.

ATTEST:                                 SERVICEWARE, INC.

By: /s/ Stephen McMahon                 By: Rajiv Enand                 (SEAL)
   ----------------------------            -----------------------------
Print Name: Stephen McMahon             Print Name: Rajiv Enand
           --------------------
Title: CFO                              Title: Chief Executive Officer
      -------------------------

                                        PNC BANK, NATIONAL ASSOCIATION

                                        By: /s/ Jeffrey D. Sletten (SEAL)
                                           ------------------------
                                        Print Name: Jeffrey D. Sletten
                                        Title: Vice President

     ADDENDUM to that certain Loan Agreement dated December 10, 1999, between SERVICEWARE, INC., as the Borrower, and PNC BANK, NATIONAL ASSOCIATION, as the Bank. Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given them in the Agreement.

                              FINANCIAL COVENANTS

1. The Borrower will not permit its Tangible Net Worth to be less than the following amounts as of the end of each quarterly accounting period as specified below:

          Quarter Ending           Tangible Net Worth
          --------------           ------------------
          December 31, 1999               $ 3,450,000
          March 31, 2000                  $ 4,200,000
          June 30, 2000                   $ 4,700,000
          September 30, 2000              $ 6,300,000
          December 31, 2000               $ 8,550,000

2. The Borrower shall have a minimum "Quick Ratio" at the end of each month or quarterly accounting period as specified below:

          Month/Quarter Ending     Quick Ratio
          --------------------     -----------
          November 30, 1999         0.78
          December 31, 1999         1.60
          March 31, 2000            1.60
          June 30, 2000             1.60
          September 30, 2000        1.90


3. Reporting to commence with the accounting quarter ending June 30, 2000, which means that the initial report shall cover the consecutive quarterly accounting periods ending March 31, 2000 and June 30, 2000, the Borrower will not report Negative Net Operating Income in any two consecutive quarterly accounting periods.

DEFINITIONS:

"CASH" means cash, cash equivalents and marketable securities as appears on the balance sheet delivered in accordance with Section 5.2 of this Agreement.

"CURRENT LIABILITIES" means the sum of all current liabilities determined in accordance with generally accepted accounting principles other than deferred revenue plus indebtedness to the Bank for money borrowed under the Term Loan.

"NEGATIVE NET OPERATING INCOME" means earnings before interest, taxes, depreciation and amortization less than zero calculated in accordance with generally accepted accounting principles.

"QUICK RATIO" means the sum of Cash and accounts receivable divided by Current Liabilities.

"TANGIBLE NET WORTH" means shareholders' equity as reflected in the Financial Statements of the Borrower delivered to the Bank pursuant to Sections 5.2 and
5.3 of this Loan Agreement, plus, without duplication, deferred revenue, and minus good will and other intangible assets.

                              AUTHORIZED OFFICERS

     Rajiv Enand, Chief Executive Officer
     Stephen McMahon, Chief Financial Officer and Treasurer
     Mark Tapling, President

            SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

All information contained in the following schedule of exceptions is to be considered as an entirety and any information appearing under one Section heading or subheading shall be deemed to be in response to all requests for information in all Sections of the Agreement. In addition, all descriptions of agreements or other matters appearing on this schedule are not complete descriptions of agreements and other matters and are qualified by reference to the more complete documents and records referred to thereby.

4.1  EXISTENCE, POWER AND AUTHORITY

The Company may not be qualified to do business in certain states in which it has development and sales offices.

4.2  FINANCIAL STATEMENTS

The financial statements for the years ended December 31, 1998 and 1997 are completed, but the audit opinion has not yet been signed. Adjustments for a change in revenue recognition and for preferred stock accretion are to be made and a footnote regarding subsequent events is to be added to disclose the July 23, 1999 merger and financing.

4.4  BINDING OBLIGATIONS

The Borrower has obtained those shareholder and contractual approvals, waivers and consents required in connection with (i) the Borrower's incurrence of indebtedness pursuant to this Agreement and (ii) the Borrower's issuance of the Warrant in accordance with Section ___ of this Agreement.

4.5  NO DEFAULTS OR VIOLATIONS

As required by the share purchase agreements and the Amended and Restated Loan Agreement, the Company failed to provide 1998 audited financial statements to its Series A, Series B, and Series C preferred shareholders and PNC Bank on a timely basis.

Additionally, monthly financial statements have not been provided to the Preferred shareholders and Investors in accordance with their stock purchase agreements and the Amended and Restated Articles of Incorporation.

The Company has not held annual shareholders meetings in accordance with
Section 1.01 of the Bylaws. Only two such meetings have been held on 7/26/94 and 6/15/95. A unanimous written consent in lieu of an annual meeting was executed on 4/11/96.

At times, the Company has been out of compliance with the covenants and collateral requirements of the loan agreements with PNC Bank, N.A.

4.7   LITIGATION

The Company is currently being sued for royalty fees owed in connection with a distribution agreement entered into with another company.

4.8   TAX RETURNS

The Company's tax returns that have been filed to date have not been audited or settled.

Sales tax: The Company has collected and needs to remit sales tax for sales made in Texas and Massachusetts amounting to approximately $24,000 in total at 9/30/99. Additionally, a reserve of $100,000 has been set up to account for any additional unknown sales tax liability.

4.9   EMPLOYEE BENEFIT PLANS

(i) The Company plans to terminate the 401(k) plan of Molloy Group, Inc., its wholly owned subsidiary, and consolidate this plan into the Service Ware 401(k) plan.

4.14  YEAR 2000

The Company has not received Year 2000 compliance certificates from all of its third party software suppliers.

The Company's voice mail system is not Year 2000 compliant. However, a Year 2000 software upgrade has been ordered, and the system should be Year 2000 compliant by December 31, 1999.

EXHIBIT A


                              BORROWING BASE RIDER


          THIS BORROWING BASE RIDER ("RIDER") is executed this 10th day of December, 1999, by and between SERVICEWARE, INC., a Pennsylvania corporation (the "BORROWER"), and PNC BANK, NATIONAL ASSOCIATION (the "BANK"). This Rider is incorporated into and made part of that certain Loan Agreement by and between the Borrower and the Bank of even date herewith (the "LOAN AGREEMENT").

          Pursuant to and subject to the terms and conditions set forth in the Loan Agreement, the Bank has extended a Loan to the Borrower which includes a secured revolving credit facility (the "REVOLVING CREDIT") in an amount not to exceed $7,500,000, under which the Borrower may borrow, repay and reborrow funds at any time prior to the Revolving Credit Maturity Date. As a condition to the Bank's willingness to extend the Revolving Credit to the Borrower, the Bank and the Borrower are entering into this Rider in order to set forth their agreement regarding the maximum amount which may be outstanding under the Revolving Credit at any given time, and for the other purposes set forth below:

          NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties hereto covenant and agree as follows:

          In addition to the terms defined in Section 3 hereof or elsewhere in this Rider, initially capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to them in the Loan Agreement.

          1. LIMITATIONS ON BORROWINGS UNDER REVOLVING CREDIT. Notwithstanding any provisions to the contrary in any of the other Loan Documents, at no time shall the aggregate principal amounts of indebtedness outstanding at any one time under the Revolving Credit exceed a dollar amount equal to the Borrowing Base at such time. If at any time the aggregate principal amount of indebtedness outstanding under the Revolving Credit exceeds the limitation set forth in this
Section 1 for any reason other than a return of goods by an Account Debtor, then the Borrower shall immediately repay the amount of such excess to the Bank in immediately available funds. If the aggregate principal amount of indebtedness outstanding under the Revolving Credit exceeds the Borrowing Base because of a return of goods by an Account Debtor such that the Account represented thereby ceases to constitute a Qualified Account, the Borrower shall repay the amount of such excess to the Bank in immediately available funds within thirty (30) days from the date of such return unless the Account Debtor accepts replacement goods prior to the expiration of such 30-day period.

     2. BORROWING BASE CERTIFICATES. In addition to any and all provisions of the other Loan Documents which establish conditions to the Borrower's ability to request and obtain any advance under the Revolving Credit, the Borrower may not request an advance under the Revolving Credit unless a Borrowing Base Certificate shall have been delivered to the Bank not more than five (5) calendar days prior to the date of such proposed advance.

     3. ADDITIONAL DEFINITIONS. The following terms shall have the following meanings when used in this Rider:

     "ACCOUNT" shall mean an "account" or a "general intangible" as defined in the Uniform Commercial Code as in effect in the jurisdiction whose Law governs the perfection of the Bank's security interest therein, whether now owned or hereafter acquired or arising.

     "ACCOUNT DEBTOR" shall mean, with respect to any Account, each Person who is obligated to make payments to the Borrower on such Account.

     "AFFILIATE" of the Borrower or any Account Debtor shall mean (a) any Person who (either alone or with a group of Persons, and either directly or indirectly through one or more intermediaries) is in control of, is controlled by or is under common control with the Borrower or such Account Debtor, (b) any director, officer, partner, employee or agent of the Borrower or such Account Debtor, and (c) any member of the immediate family of any natural person described in the preceding clauses (a) and (b). A Person or group of Persons shall be deemed to be in control of the Borrower or an Account Debtor when such Person or group of Persons possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Borrower or such Account Debtor, whether through the ownership of voting securities, by contract or otherwise.

     "BORROWING BASE" at any time shall mean 80% of Qualified Accounts. The value of Qualified Accounts at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered by the Borrower to the Bank.

     "BORROWING BASE CERTIFICATE" shall mean each Borrowing Base Certificate to be delivered by the Borrower to the Bank pursuant to Section 2 of this Rider, in substantially the form attached as Exhibit A to this Rider, with blanks appropriately completed, as amended, supplemented or otherwise modified from time to time.

     "EXIMBANK BORROWER AGREEMENT" shall mean any agreement made and entered into by the Borrower and acknowledged by the Bank as a condition to the making of any Loan (as defined in the applicable Eximbank Borrower Agreement) by the Bank to the Borrower the repayment of which is guaranteed, in whole or in part, by the Export-Import Bank of the United States.

     "EXIMBANK BORROWING BASE" shall mean the Borrowing Base as defined in the applicable Eximbank Borrower Agreement.

     "LAW" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "LIEN" shall mean any mortgage, pledge, security interest, bailment, encumbrance, claim, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement and any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code.

     "OFFICIAL BODY" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "PERSON" shall mean an individual, sole proprietorship, corporation, partnership (general or limited), trust, business trust, limited liability company, unincorporated organization or association, joint venture, joint-stock company, Official Body, or any other entity of whatever nature.

     "QUALIFIED ACCOUNTS" shall mean Accounts which are and at all times continue to be acceptable to the Bank in its reasonable discretion. In order for an Account to be acceptable to the Bank it must meet the following requirements and amounts owing under it shall be subject to the following limitations:

          (a) It complies with all requirements of applicable Law, including, without limitation, if applicable, usury Laws, the Federal Truth in Lending Act, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

          (b) It is not originated in any jurisdiction the Laws of which, nor is it subject to any law the effect of which, would make it or the grant of a security interest in the Account to the Bank unlawful, invalid or unenforceable;

          (c) It was originated by the Borrower in connection with (i) a sale of goods by the Borrower in the ordinary course of business, which sale has been consummated and the goods sold therein delivered in accordance with the terms of such sale, or (ii) the rendering of services by the Borrower in the ordinary course of business, which services have been fully rendered, in each case, such that the performance of the related contract has been completed by the Borrower and by all parties other than the Account Debtor to the extent necessary thereunder to enforce payment of the Account against the Account Debtor;

          (d) It is evidenced by a written invoice or other documentation and arises from an enforceable contract, all of which are in form and substance satisfactory to the Bank;

          (e) It does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the grant of the security interest by the Borrower to the Bank in and to the Account arising with respect thereto;

          (f) The title of the Borrower to the Account and, except as to the Account Debtor, to any related goods is absolute and is not subject to any Lien except Liens in favor of the Bank;

          (g) It or the contract giving rise to it provides for payment in United States Dollars by the Account Debtor;

          (h) The amounts owing under it are not less than the amounts represented by the Borrower to be owing under it in the applicable Borrowing Base Certificate;

          (i) Any portion of an Account for which income has not yet been earned or which constitutes unearned discount, service charges or deferred interest shall be ineligible;

          (j) It is not subject to any defense, claim of reduction, counterclaim, set-off, recoupment, or any dispute or claim for credits, allowances or adjustments by the Account Debtor because of returned, inferior, damaged goods or unsatisfactory service, or for any other reason;

          (k) The goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not (i) on a bill and hold sale basis, (ii) a consignment sale basis, (iii) a guaranteed sale basis, (iv) a sale or return basis, or (v) on the basis of any other similar terms making the Account Debtor's payment obligations conditional;

          (l) No default exists under the Account by any party thereto, and all rights and remedies of the Borrower under the Account are freely assignable by the Borrower;

          (m) It or the contract giving rise to it does not provide for deferred payments terms and it has not been outstanding for more than ninety (90) days past the invoice date;

          (n) It shall be ineligible if 50% or more, in amount, of the Accounts of the Account Debtor and its Affiliates are more than ninety (90) days past due from the date of original invoice therefor;

          (o) If, when added to the outstanding Accounts of the Account Debtor and its Affiliates, such Accounts in the aggregate would exceed 20% (the

          "AGGREGATE LIMIT") of all of the Borrower's Accounts, then amount thereof in excess of such Aggregate Limit shall be ineligible;

     (p) The Borrower has not received any note, trade acceptance, draft, chattel paper or other instrument with respect to, or in payment of, the Account, unless, if any such instrument has been received, the Borrower immediately notifies the Bank and, at the Bank's request, endorses or assigns and delivers such instrument to the Bank;

     (q) The Borrower has not received any notice of (i) the death of the Account Debtor or a partner thereof; (ii) the filing by or against the Account Debtor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or any similar proceeding, or (iii) any assignment by the Account Debtor for the benefit of creditors. Upon receipt by the Borrower of any such notice, it will give the Bank prompt written notice thereof;

     (r)  The Account Debtor is not an Affiliate of the Borrower;

     (s) The Account Debtor is domiciled in the United States of America or, if the Account Debtor is domiciled in a country other than the United States of America, such Account shall be eligible to the extent of the portion thereof that is (i) supported by a documentary letter of credit, duly assigned to and in the possession of the Bank, from a financial institution acceptable to the Bank and the terms and conditions of which are acceptable to the Bank, and (ii) excluded from the Eximbank Borrowing Base;

     (t) It shall be ineligible if the Account Debtor is an Official Body, unless the Borrower shall have taken all actions deemed necessary by the Bank in order to perfect the Bank's security interest therein, including but not limited to any notices or filings required under the Federal Assignment of Claims Act of 1940, as amended, or other applicable Laws; and

     (u) The Bank has not reasonably deemed such Account ineligible because of uncertainty about the creditworthiness of the Account Debtor (including, without limitation, unsatisfactory past experiences of the Borrower or the Bank with the Account Debtor or unsatisfactory reputation of the Account Debtor) or because the Bank otherwise makes a reasonable determination that the collateral value of the Account to the Bank is impaired or that the Bank's ability to realize such value is insecure.

The Bank may revise from time to time the requirements for acceptability of Accounts, in each case in its reasonable judgment. In the case of any dispute about whether an Account is or has ceased to be a Qualified Account, the decision of the Bank shall be final.

     4. GOVERNING LAW.

     THIS RIDER WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT OF LAW RULES.

     5. COUNTERPARTS. This Rider may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

                           [Signature Page to Follow]

     WITNESS the due execution of this Borrowing Base Rider as a document under seal as of the date first written above.


ATTEST:                               SERVICEWARE, INC.


By:________________________________   By:________________________________(SEAL)

Print Name:________________________   Print Name: Rajiv Enand

Title:_____________________________   Title: Chief Executive Officer



                                      PNC BANK, NATIONAL ASSOCIATION


                                      By:________________________________(SEAL)

                                      Print Name: Jeffrey D. Sletten

                                      Title: Vice President

                                   EXHIBIT A

                           BORROWING BASE CERTIFICATE

------------------------------------------------------------------------------------------------------------
                                                                        ACCOUNTS
COLLATERAL STATUS                                                       RECEIVABLE              TOTAL
------------------------------------------------------------------------------------------------------------
1.   Beginning Balance (Previous Report - Line 4)
------------------------------------------------------------------------------------------------------------
2.   Additions (New Billings, Increases and Adjustments)
------------------------------------------------------------------------------------------------------------
3.   Deductions (Gross Invoices Paid)
------------------------------------------------------------------------------------------------------------
4.   Total
------------------------------------------------------------------------------------------------------------
5.   Less Ineligible Amounts
------------------------------------------------------------------------------------------------------------
6.   Total Eligible Amounts
------------------------------------------------------------------------------------------------------------
LOAN STATUS
------------------------------------------------------------------------------------------------------------
7.   Advance Percentage (Non-EXIM Bank Guaranty)                          80%
------------------------------------------------------------------------------------------------------------
8.   Value (Eligible Amount x Advance Percentage)
------------------------------------------------------------------------------------------------------------
9.   Advance Percentage (EXIM Bank Guaranty)                             100%
------------------------------------------------------------------------------------------------------------
10.  Value (Eligible Amount x Advance Percentage
------------------------------------------------------------------------------------------------------------
11.  Total of Lines 8 and 11
------------------------------------------------------------------------------------------------------------
12.  Lesser of Value or Credit Limit of $7,500,000(1)
------------------------------------------------------------------------------------------------------------
13.  Previous Loan Balance (Previous Report - Line 14)
------------------------------------------------------------------------------------------------------------
14.  Less: Repayments, Adjustments and Other Decreases
------------------------------------------------------------------------------------------------------------
15.  Subtotal for Loan Balance
------------------------------------------------------------------------------------------------------------
16.  Additional Loan Increase: Request on funds and Return items
------------------------------------------------------------------------------------------------------------
17.  Adjusted Loan Balance
------------------------------------------------------------------------------------------------------------
18.  Amount Available for Loan

     To induce PNC Bank, National Association ("the Bank") to grant advances or other financial accommodations to us pursuant to the terms of our Loan Agreement dated as of December 10, 1999 with the Bank, as the same may be extended, amended, and/or restated from time to time ("Loan Agreement"), we hereby certify, represent and warrant the following to the Bank, all as of the date hereof: (1) the foregoing statements of our accounts receivable collateral described above are true and complete; (2) the total eligible collateral described in line 6 above represents only Qualified Accounts as defined in the Loan Agreement, (3) we are in compliance with all of the terms and provisions of the Loan Agreement; (4) there exists no Default or Event of Default under the Loan Agreement; and (5) the undersigned is an Authorized Officer.

                              DATE:
                                         --------------------------

                              BORROWER:  ServiceWare, Inc.

                              BY:
                                         --------------------------

------------
(1) Except as limited to $5,000,000 pursuant to terms of Loan Agreement while principal remains outstanding on the Term Loan.

Document #: 1021955v3

EXHIBIT B

                             EQUIPMENT LINE REQUEST
________________________________________________________________________________


         -------------------------------------------------------------
               BASIS               INVOICE COST
                                     @ 100%                 TOTAL
         -------------------------------------------------------------
          Beginning Amount
         -------------------------------------------------------------
          Additional Amounts
         -------------------------------------------------------------
          Total
         -------------------------------------------------------------
          Advance Rate                x0.90%
         -------------------------------------------------------------
          Maximum Available                                 $(1)
         -------------------------------------------------------------
          Remainder Available
         -------------------------------------------------------------

     To induce PNC Bank, National Association ("the Bank") to grant advances or other financial accommodations to us pursuant to the terms of our Loan Agreement dated as of December 10, 1999 with the Bank, as the same may be extended, amended, and/or restated from time to time ("Loan Agreement"), we hereby certify, represent and warrant the following to the Bank, all as of the date hereof: (1) the foregoing statements of equipment purchases described above are true and complete; (2) we are in compliance with all of the terms and provisions of the Loan Agreement; (3) there exists no Default or Event of Default under the Loan Agreement; and (4) the undersigned is an Authorized Officer.


                                       SERVICEWARE, INC.

                                       By:
                                          -------------------------------------
                                       Print Name:
                                                  -----------------------------
                                       Title:
                                             ----------------------------------

                                       Date:
                                            --------------





------------------
(1)  Enter dollar amount equal to $500,000 minus the lesser of (i) $150,000 or
(ii) the principal amount outstanding as of the Closing Date on that certain loan to Borrower from Silicon Valley Bank referenced in the Loan Agreement.

EXHIBIT C

                  OFFICER'S FINANCIAL STATEMENT CERTIFICATION
                         AND CERTIFICATE OF NO DEFAULT

          The undersigned hereby certifies that he or she is an Authorized Officer of SERVICEWARE, INC. (The "BORROWER") and is furnishing this Compliance Certificate and these certified Financial Statements on behalf of the Borrower pursuant to that certain Loan Agreement dated December 10, 1999 (as the same may be extended, amended or restated from time to time, the "LOAN AGREEMENT"), with PNC BANK, NATIONAL ASSOCIATION (the "BANK").

          Initially capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

          The undersigned hereby represents and agrees as follows.

     1. He or she is familiar with the provisions of the Loan Documents and the transactions contemplated thereby, and has reviewed the Loan Documents, had such discussions with the Borrower's management and employees and done such other investigation as reasonably necessary to support the statements made below.

     2.   The attached Financial Statements are delivered pursuant to Section
5.2 of the Loan Agreement, and have been prepared in accordance with GAAP consistently applied from period to period.

     3. No Event of Default exists under the Loan Documents and no event has occurred which with the passage of time, delivery of notice or both would constitute an Event of Default.

     4. The Borrower has performed all of its obligations under the Loan Documents, and all of the representations and warranties made by the Borrower in the Loan Documents are true and correct as of the date hereof in all material respects.

     5. If applicable, the calculations set forth on Exhibit A hereto manifest in reasonable detail the Borrower's compliance with each and every financial covenant contained in the Loan Documents as of the close of the period indicated thereon.

          WITNESS the due execution hereof with the intent to be legally bound hereby as of this ___ day of ___________________, ____.


                                        By: _____________________

                                        Print Name: _____________

                                        Title: __________________

                                   EXHIBIT A

               Financial Covenants for Period Ending ___________

1. Tangible Net Worth

   Actual:

   Shareholder's Equity
   Less: Intangible Assets
   Tangible Net Worth

   Covenant: Tangible Net Worth

2. Quick Ratio

   Actual:

   Cash + Accounts Receivable                                              (A)
   Current Liabilities                                                     (B)
   Quick Ratio                                                         (A)/(B)

   Covenant: Quick Ratio

3. Quarterly Loss for Most Recent Quarter End